UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[   ]        Preliminary Information Statement

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[X]        Definitive Information Statement

INFE-HUMAN RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

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INFE-HUMAN RESOURCES, INC.

67 Wall Street, 22nd Floor

New York, New York, 10005
Phone (212) 859-3466

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: October 17, 2008

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of Infe-Human Resources, Inc., a Nevada corporation (the "Company") as of September 12, 2008 (the "Record Date") to notify such stockholders of the following:

On September 12, 2008 pursuant to Nevada Revised Statutes ("NRS") 78.320 the Company received written consents in lieu of a meeting of Stockholders from Stockholders holding 18,445,640  shares of Common Stock and 50,000 shares of  Class B Preferred Stock (which carry voting rights 500 times the amount per common share) representing 75.39% of the  possible votes outstanding (the "Majority Stockholders"), approving the amendment to the Articles of Incorporation of the Company increasing the number of authorized shares of Common Stock, par value $0.001 per share, that the Company can have outstanding at any time from 100 million to 500 million (the "Amendment").

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit "A".

On September 12, 2008, pursuant to NRS. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on September 12, 2008 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 12, 2008 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about October 17, 2008 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose and Effect of Increasing Number of Authorized Shares of Common Stock

The increase in authorized shares of common stock is necessary because the Company is contemplating equity financing involving convertible debt and/or stock purchase warrants.  Upon conversion of the debt and exercise of the warrants, the Company would be required to issue shares of its common stock.  The Company is discussing this financing with a group of investors with which it had previously received similar financing beginning in November 2005.  Namely,  AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.  At this point, the discussions between the parties have been minimal and very preliminary; the reason to increase the authorized shares now is to avoid any delay in the event the parties decide to proceed with such financing.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Neither our charter nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Outstanding Securities and Voting Rights

As of September 4, 2008, we had authorized: (a) 100 million shares of common stock, par value $0.001 per share, 57,626,947 of which were issued and outstanding, and (b) 20 million shares of Series B Preferred Stock, par value $0.001 per share, 50,000 of which were issued and outstanding.  Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval and each share of outstanding Series B Preferred Stock is entitled to five hundred (500) votes per share on matters submitted for Stockholder approval.

On September 12, 2008, the holders of 16,737,328 shares of common stock and 50,000 shares of Series B Preferred Stock each share of which carries 500 votes or 75.39 % of the possible votes outstanding executed and delivered to the Company a written consent approving the Amendment.  Because the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.  The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

Stockholders' Rights

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.  Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series B Preferred Stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on September 12, 2008, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class(1)
Common	Arthur Viola	16,660.640	27.6%
Common	John Rudy	76,688.0012%
All directors and officers as a group (2 in number)

(1) Based on 60,378,447 shares issued and outstanding on September 12, 2008

The following table sets forth information regarding the number of shares of the Company’s Series B Preferred Stock beneficially owned on September 12, 2008, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class(1)
Series B Preferred	Arthur Viola	50,000	100%
Series B Preferred	John Rudy	0	0
All directors and officers as a group (2 in number)			100%

(1) Based on 50,000 shares issued and outstanding on September 12, 2008.  Each share of Series B Preferred Stock entitles the Holder thereof to 500 votes on all matters submitted to shareholders for vote.

No Dissenters' Rights

The Nevada Revised Statutes, the Company's Articles of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

BY ORDER OF THE BOARD OF DIRECTORS

October 17, 2008

/s/Arthur Viola

President, Chief Executive Officer and Director

Exhibit "A"

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

INFE-HUMAN RESOURCES, INC.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of Infe-Human Resources, Inc. (the "Company"):

1.  Name of the Corporation is INFE-HUMAN RESOURCES, INC.

2.  The Articles of Incorporation have been amended as follows:

ARTICLE 8. Capitalization

8.1 Authorized Shares: The total number of shares of capital stock which the Corporation has the authority to issue is five hundred twenty million (520,000,000). The total number of shares of common stock which the Corporation is authorized to issue is five hundred million (500,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The total number of shares of preferred stock which the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.001) for an aggregate par value of two thousand dollars ($2,000).

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment 16,737,328 common shares and 50,000 of super voting Series B Preferred representing 75.39% of the outstanding voting shares.

Officer signature:

By:/s/ Arthur Viola, CEO, President